Exhibit 23.3
NETHERLAND, SEWELL & ASSOCIATES, INC.
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We consent to the incorporation by reference in this Registration Statement of The Williams Companies, Inc. on Form S-3 of the reference to us appearing on page 11 in the Annual Report on Form 10-K of The Williams Companies, Inc. for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ Frederic D. Sewell
Frederic D. Sewell
Chairman and Chief Executive Officer

Dallas, Texas
May 3, 2006